UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 18, 2012

American Greetings Corporation

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-13859	34-0065325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One American Road Cleveland, Ohio		44144
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 252-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 18, 2012, American Greetings Corporation (“American Greetings”) entered into the First Amendment to Amended and Restated Credit Agreement (the “Amendment”), pursuant to which it amended its existing Amended and Restated Credit Agreement (as so amended, the “Credit Agreement”) by and among various lending institutions party thereto (the “Lenders”), PNC Bank, National Association, as the Global Administrative Agent, as the Swing Line Lender, a LC Issuer and the Collateral Agent, JPMorgan Chase Bank, N.A. and Bank of America, N.A., as Co-Syndication Agents, KeyBank National Association and The Bank of Nova Scotia as Co-documentation Agents, and PNC Capital Markets LLC, as the Lead Arranger and Sole Bookrunner. Under the terms of the Amendment, the Credit Agreement was amended primarily to:

•	extend the term of the Credit Agreement from June 11, 2015 to January 18, 2017;

•

increase the maximum principal amount that can be borrowed, on a revolving basis, under the Credit Agreement from $350 million to $400 million, with the continued ability to further increase such maximum principal amount by an additional $50 million to up to $450 million, subject to customary conditions;

•

decrease the applicable margin paid on U.S. dollar loans bearing interest based on the London Inter-Bank Offer Rate and Canadian dollar loans bearing interest based on the Canadian Dollar Offer Rate, from a range of 2.25% to 3.50% per year to a range of 1.25% to 2.25%, in each case determined based on American Greetings’ leverage ratio;

•

decrease the applicable margin paid on U.S. dollar loans bearing interest based on the U.S. base rate and the Canadian base rate from a range of 1.25% to 2.50% per year to a range of 0.25% to 1.25%, in each case based on American Greetings’ leverage ratio;

•

reduce commitment fees paid on the unused portion of the revolving credit facility from a range of 0.375% to 0.500% per annum to a range of 0.250% to 0.400%, in each case based on American Greetings’ leverage ratio; and

•

amend certain restrictive covenants to provide American Greetings with additional operational flexibility, including, without limitation, in connection with the contemplated relocation of its world headquarters, refreshing its information technology systems, and incurring indebtedness.

Certain of the Lenders and their affiliates have provided, from time to time, and may continue to provide, investment banking, commercial banking, trustee, financial and other services to American Greetings, including letters of credit, depository and account processing services, and underwriting in connection with American Greetings recent sale of its 7.375% Senior Notes due 2021, in any such case for which American Greetings has paid and intends to pay customary fees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

American Greetings Corporation (Registrant)

By:	/s/ Catherine M. Kilbane

Catherine M. Kilbane, Senior Vice President, General Counsel and Secretary

Date: January 23, 2012

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